Exhibit 10.1

AARON’S, INC.

2001 STOCK OPTION AND INCENTIVE AWARD PLAN

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of the             day of             ,             by and between AARON’S, INC. (“the “Company”) and             (“Grantee”).

WITNESSETH:

WHEREAS, the Company maintains the Aaron’s, Inc. 2001 Stock Option and Incentive Award Plan (the “Plan”), and Grantee has been selected to receive a grant of Restricted Stock Units (“RSUs”) under the Plan based on the attainment of certain performance criteria;

NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:

1. Award of Restricted Stock Units

1.1 The Company hereby grants to Grantee an award of             restricted stock units (“RSUs”) shown on the Grant Notice, subject to, and in accordance with, the restrictions, terms and conditions set forth in this Agreement and in the Plan. The grant date of this award of RSUs is             (“Grant Date”).

1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. For purposes of this Agreement, employment with any subsidiary of the Company shall be considered employment with the Company.

1.3 The Award is conditioned on Grantee’s acceptance of this Agreement. If this Agreement is not accepted by Grantee within             of the Grant date, it may be canceled by the Committee resulting in the immediate forfeiture of all RSUs. Acceptance of the Award may be evidenced by electronic means acceptable to the Committee.

2. Restrictions; Vesting

2.1 Subject to Sections 2.2, 2.3 and 9 below, if Grantee remains employed by the Company and the performance goals reflected on Exhibit A (“Performance Goals”) are met, Grantee shall become fully vested in the RSUs on             (the “Vesting Date”).

2.2 If, prior to the Vesting Date, Grantee dies, the RSUs shall become fully vested and nonforfeitable as of the date of Grantee’s death. Except for death, or as provided in Section 2.3, if Grantee terminates employment prior to the Vesting Date (for any reason including retirement or disability) or if the Performance Goals are not met, the RSUs shall be forfeited and all rights of Grantee to such RSUs shall be terminated.

2.3 Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to Grantee’s Vesting Date, the RSUs shall become fully vested and nonforfeitable as of the date of the Change in Control.

3. Settlement

3.1 Vested RSUs shall be settled on, or as soon as practicable after, the Vesting Date by delivering to Grantee a number of Shares equal to the number of vested RSUs. In the case of vesting due to Grantee’s death, the Shares shall be delivered to Grantee’s beneficiary or personal representative of his estate as soon as practical after Grantee’s date of death. Under all circumstances, vested RSUs not otherwise forfeited, shall be settled by delivery of the Shares no later than             of the year following the year in which the RSUs vest as provided in Section 2 above.

3.2 The Company may deliver the Shares by the delivery of physical stock certificates or by certificateless book-entry issuance. The Company may, at the request of Grantee or the personal representative of his estate, deliver the Shares to Grantee’s or the estate’s broker-dealer or similar custodian and/or issue the Shares in “street name,” either by delivery of physical certificates or electronically.

4. Stock; Dividends; Voting

4.1 Except as provided in Section 4.2, Grantee shall not have voting or any other rights as a shareholder of the Company with respect to the RSUs. Upon settlement of the RSUs and delivery of Shares, Grantee will obtain full voting and other rights as a shareholder of the Company.

4.2 In the event of any adjustments in authorized Shares as provided in Article 4 of the Plan, the number and class of RSUs and Shares or other securities to which Grantee shall be entitled pursuant to this Agreement shall be appropriately adjusted or changed to reflect such change, provided that any such additional RSUs, Shares or additional or different shares or securities shall remain subject to the restrictions in this Agreement.

4.3 Grantee represents and warrants that he is acquiring the RSUs and the Shares under this Agreement for investment purposes only, and not with a view to distribution thereof. Grantee is aware that the RSUs and the Shares may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the Shares, the Shares will not be able to be transferred unless an exemption from registration is available. By making this award of RSUs, the Company is not undertaking any obligation to register the RSUs or Shares under any federal or state securities laws.

5. Nontransferability.

Unless the Committee specifically determines otherwise, the RSUs are personal to Grantee and the RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution. Any such purported transfer or assignment shall be null and void.

6. No Right to Continued Employment

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company or a subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a subsidiary to terminate at any time Grantee’s employment, subject to Grantee’s rights under this Agreement.

7. Taxes and Withholding

Grantee shall be responsible for all federal, state and local income and employment taxes payable with respect to this Award of RSUs and the delivery of Shares or cash in satisfaction of the RSUs. Unless Grantee otherwise provides for the satisfaction of the withholding requirements in advance, upon vesting of the RSUs, the Company shall withhold and cancel a number of Shares having a market value equal to the minimum amount of taxes required to be withheld. The Company shall have the right to retain and withhold from any payment or distribution to Grantee the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. The Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any payment or distribution in whole or in part until the Company is so reimbursed.

8. Plan Documents; Grantee Bound by the Plan

Grantee hereby acknowledges (i) the receipt of a copy of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K, or (ii) the availability to Grantee of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K on the Company’s intranet. Grantee agrees to be bound by all the terms and provisions of the Plan.

9. Employee Agreement; Restrictive Covenants

9.1 Grantee hereby acknowledges that the Company may disclose (and/or has already disclosed) to Grantee and Grantee may be provided with access to and otherwise make use of, certain valuable, confidential information of the Company. Grantee also acknowledges that due to Grantee’s relationship with the Company, Grantee will develop (and/or has developed) special contacts and relationships with the Company’s employees, customers, suppliers and vendors and that it would be unfair and harmful to the Company if Grantee took advantage of these relationships to the detriment of the Company. To protect the Company from such harm, the Company and the Grantee hereby agree to and accept all the terms and provisions of the Employee Agreement attached hereto as Exhibit B (or separately provided to Grantee and identified as Exhibit B to this Agreement). For purposes of this Section 9, references to the Company shall be deemed to include references to any subsidiary of the Company.

9.2 If, during Grantee’s employment with the Company or at any time during the restrictive periods described in the Employee Agreement, Grantee violates the restrictive covenants set forth in the Employee Agreement, then the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel any outstanding RSUs that have not yet vested. The parties further agree and acknowledge that the rights conveyed by this Agreement are of a unique and special nature and that the Company will not have an adequate remedy at law in the event of a failure by Grantee to abide by its terms and conditions nor will money damages adequately compensate for such injury. It is, therefore, agreed between the parties that, in the event of a breach by Grantee of any of his obligations contained in the Employee Agreement, the Company shall have the right, among other rights, to damages sustained thereby and to obtain an injunction or decree of specific performance from any court of competent jurisdiction to restrain or compel Grantee to perform as agreed herein. Grantee agrees that this Section 9 and the Employee Agreement shall survive the termination of his or her employment. Nothing contained herein shall in any way limit or exclude any other right granted by law or equity to the Company.

10. Modification of Agreement

No provision of this Agreement may be materially amended or waived unless agreed to in writing and signed by the Committee (or its designee). Any such amendment to this Agreement that is materially adverse to Grantee shall not be effective unless and until Grantee consents, in writing or by electronic means, to such amendment. The failure to exercise, or any delay in exercising, any right, power or remedy under this Agreement shall not waive any right, power or remedy which the Company has under this Agreement.

11. Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12. Governing Law

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.

13.	Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon Grantee’s heirs, executors, administrators and successors.

14.	Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement shall be determined by the Committee (or its designee). Any determination made hereunder shall be final, binding and conclusive on Grantee and the Company for all purposes.

15.	Code Section 409A

This Agreement and this award of RSUs is intended to be exempt from Code Section 409A as a short-term deferral. If all or any portion of the RSUs are not exempt from Code Section 409A, each such RSU subject to Code Section 409A shall comply with Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time. This Agreement shall be interpreted and administered by the Committee (or its designee) as it determines necessary or appropriate in accordance with Code Section 409A to avoid a plan failure under Code Section 409A(a)(1). However, the Company does not guarantee any particular tax treatment, and Grantee is solely responsible for any taxes owed as a result of this Agreement and these RSUs.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AARON’S, INC.

By:

Grantee hereby (i) acknowledges that a copy of the Plan, the Plan Prospectus and the Company’s latest annual report to shareholders or annual report on Form 10-K are available from the Company’s intranet site or upon request, (ii) represents that he is familiar with the terms and provisions of this Agreement and the Plan, (iii) acknowledges that prior to delivery of the Shares subject to the RSUs, Grantee must execute an Employee Agreement or the RSUs will be cancelled without delivery of any Shares, and (iv) accepts the award of RSUs subject to all the terms and provisions of this Agreement and the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors upon any questions arising under the Plan. Grantee authorizes the Company to withhold from any compensation payable to him including by withholding Shares, in accordance with applicable law, any taxes required to be withheld by federal, state or local law as a result of the grant or vesting of the RSUs or the delivery of the Shares. Grantee consents to the delivery of documents and other communications by electronic means.

GRANTEE:

Exhibit A – Performance Goals

Exhibit B – (to the Executive Restricted Stock Unit Agreement)

EMPLOYEE AGREEMENT